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                                                                   Exhibit 4.2

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 23, 1998 (this "First Supplemental Indenture"), among ALLIED WASTE NORTH AMERICA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, each of the GUARANTORS signatory hereto and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness;

         WHEREAS, pursuant to Board Resolution (the "Resolutions"), the Company has authorized the issuance of $300,000,000 of its 7 3/8% Series A Senior Notes Due 2004 (the "Series A Five-Year Notes") and $300,000,000 of its 7 3/8% Series B Senior Notes Due 2004 (the "Series B Five-Year Notes," and together with the Series A Five-Year Notes, the "Five-Year Notes"); and

         WHEREAS, the Company, the Guarantors and certain other parties named on the signature page thereof entered into a Registration Rights Agreement dated as of the date hereof (as such agreement may be amended, modified or supplemented from time to time, the "Registration Rights Agreement") which contemplates (i) the registration with the Securities and Exchange Commission (the "SEC") of the issuance of the Series B Five-Year Notes and (ii) the consummation of an Exchange Offer (defined below) whereby the Series A Five-Year Notes may be exchanged for Series B Five-Year Notes; and

         WHEREAS, the Company desires to establish the terms of the Five-Year Notes in accordance with Section 3.1 of the Indenture and to establish the form of the Five-Year Notes in accordance with Section 2.1 of the Indenture.

                                   ARTICLE I.
                                      TERMS

         SECTION 1.01. TERMS OF FIVE-YEAR NOTES. The following terms relating to the Five-Year Notes are hereby established:

         (1) The Series A Five-Year Notes shall constitute a series of Securities having the title "7 3/8% Series A Senior Notes Due 2004." The Series B Five-Year Notes shall constitute a series of Securities having the title
"7 3/8% Series B Senior Notes Due 2004."

         (2) The aggregate principal amount of the Series A Five-Year Notes that may be authenticated and delivered under the Indenture (except for Series A Five-Year Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Five-Year Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 11.7 of the Indenture or any Securities that, pursuant to Section 3.3, are deemed never to have been authenticated or delivered thereunder) shall be up to $300,000,000. The aggregate principal amount of the Series B Five-Year Notes that may be authenticated and delivered under the Indenture (except for Series B Five-Year Notes authenticated and delivered upon registration of transfer of or in exchange for or in lieu of, other Series B Five-Year Notes pursuant to Sections 3.4,
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3.5, 3.6, 8.6 or 11.7 of the Indenture or any Securities that, pursuant to
Section 3.3, are deemed never to have been authenticated or delivered thereunder) shall be up to $300,000,000.

         (3) The entire outstanding principal of the Five-Year Notes shall be payable on January 1, 2004 (the "Stated Maturity Date").

         (4) The rate at which the Five-Year Notes shall bear interest shall be 7 3/8%; (a) with respect to the Series A Five-Year Notes, interest shall accrue from the date hereof; (b) with respect to the Series B Five-Year Notes, the date from which interest shall accrue shall be the date on which interest was most recently paid on the Series A Five-Year Notes, or if there has been no Interest Payment Date relating to the Series A Five-Year Notes prior to the issuance of the Series B Five-Year Notes, interest shall accrue from the date hereof; (c) the Interest Payment Dates for the Five-Year Notes on which interest will be payable shall be January 1 and July 1 of each year, beginning July 1, 1999; the Regular Record Dates for the interest payable on the Five-Year Notes on any Interest Payment Date shall be December 15 with respect to the January 1 Interest Payment Date and June 15 with respect to the July 1 Interest Payment Date; (d) interest on overdue principal and premium, if any, from time to time, shall be at a rate of 2% per annum in excess of the rate then in effect; interest on overdue installments of interest and Special Interest, if any, from time to time, shall be at the same rate, to the extent lawful; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

         (5) The place where the principal of (and premium, if any) and interest, including, Special Interest, if any, with respect to and interest on the Five-Year Notes shall be payable and Five-Year Notes may be surrendered for the registration of transfer or exchange shall be the Corporate Trust Office of the Trustee which, as of this writing, is located at 100 Wall Street, 20th Floor, New York, New York 10005, Attention: Corporate Trust Administration. The place where notices or demands to or upon the Company in respect of the Five-Year Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee. In addition, payment of interest (including any Special Interest) on any Five-Year Note may, at the option of the Company, be made by check mailed to the address of the Person in whose name the Five-Year Note is registered at the close of business on the Regular Payment Date; provided, however, that all payments of principal, and premium (including Special Interest, if any), if any, and interest on the Five-Year Notes to Holders of which have given wire instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date shall be made by wire transfer to an account maintained by such Holder entitled thereto as specified by such Holder in the instructions.

         (6) The Five-Year Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

         (7) Except as set forth in this First Supplemental Indenture, the Five-Year Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Five-Year Notes will not have the benefit of any sinking fund.

         (8) The Five-Year Notes shall be issuable in denominations of $1,000.



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         (9) Payments of the principal of, Special Interest, if any, with respect to and interest on the Five-Year Notes shall be made in U.S. Dollars, and the Five-Year Notes shall be denominated in U.S. Dollars.

         (10) The Trustee shall also be the Security Registrar and Paying Agent.

         (11) The entire outstanding principal amount of and any accrued interest, if any, on the Five-Year Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Article 5 of the Indenture.

         (12) The Five-Year Notes will be payable on the Stated Maturity Date in an amount equal to the principal amount thereof, Special Interest, if any, plus any accrued and unpaid interest accrued to the Stated Maturity Date.

         (13) There shall be the following additions to the covenants set forth in the Indenture with respect to the Five-Year Notes, which shall be effective only for so long as any of the Five-Year Notes are Outstanding:

                (a)      Asset Dispositions.

                The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Asset Disposition unless: (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $10 million and not involving the sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors; (ii) at least 75% of the consideration received by the Company (or such Restricted Subsidiary) consists of (u) cash or readily marketable cash equivalents, (v) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the Five-Year Notes) and release from all liability on such Debt or other liabilities assumed, (w) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of the Company or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition, (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received), (y) any Designated Noncash Consideration received pursuant to this clause (y) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), or (z) any combination thereof; and (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by the Company or a Restricted Subsidiary
         (A) first, within one year from the later of the date of such Asset



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         Disposition or the receipt of such Net Available Proceeds, to Debt of the Company or its Restricted Subsidiaries then outstanding under the Bank Agreement which would require such application or which would prohibit payments pursuant to Clause (B) following; (B) second, to the extent Net Available Proceeds are not required to be applied as specified in Clause (A), to purchases on a pro rata basis of Outstanding Senior Notes of each issue pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of the Bank Agreement then in effect) at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and (C) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture and provided further that the 75% limitation referred to in clause (ii) above will not apply to any Asset Disposition if the consideration received therefrom, as determined in good faith by the Company's Board of Directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

                Notwithstanding the foregoing, the Company shall not be required to comply with the provisions described in Clause (iii) of the preceding paragraph (i) if the Net Available Proceeds less any amounts ("Reinvested Amounts") are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of the Company or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) or (ii) to the extent the Company elects to redeem the Senior Notes of any series with the Net Available Proceeds pursuant to any of the provisions of paragraph 5(b) of the Senior Notes.

                Notwithstanding the foregoing, the Company shall not be required to comply with the requirements described in Clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

                The Company shall mail the Offer Document for an Offer to Purchase required pursuant to this subsection 13(a) within 30 days after the date which is one year after the later of the date of consummation of the Asset Disposition referred to in this subsection 13(a) or the receipt of the Net Available Proceeds from such Asset Disposition. The aggregate principal amount of the Five-Year Notes to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds required to be made available therefor pursuant to Clause (iii)(B) of this subsection 13(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Five-Year Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Five-Year Note tendered must be tendered in an integral multiple of $1,000 principal amount.

                 (b)     Change of Control.

                Within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), the Company shall commence an Offer to Purchase all Outstanding Notes, at a purchase price


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         equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase).

                A "Change of Control" shall be deemed to have occurred in the event that, after the date of this First Supplemental Indenture, (i) so long as the Company is a Subsidiary of Allied, (a) any Person, or any Persons (other than a Permitted Allied Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied, (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Allied or (c) there occurs any transaction or series of related transactions (other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive (I) solely Voting Stock of Allied (or its successor or parent, as the case may be), (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this First Supplemental Indenture after giving pro forma effect to such transaction, or (III) a combination thereof), and the beneficial owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, Allied, of the successor or parent entity) and (ii) if the Company is not a Subsidiary of Allied,
         (a) any Person, or any Persons (other than a Permitted Company Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of the Company, (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company or, (c) there occurs any transaction or series of related transactions (other than a merger, consolidation or other transaction with a Related Business in which the shareholders of the Company immediately prior to such transaction (or series) receive (I) solely Voting Stock of the Company (or its successor or parent, as the case may be), (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture after giving pro forma effect to such transaction or (III) a combination thereof), and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock


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         of the Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity).

                A "Permitted Allied Successor" means an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (i)(c) of the definition of Change of Control. A "Permitted Company Successor" means an issuer, other than the Company, of Voting Securities issued to the shareholders of the Company in a merger, consolidation or other transaction permitted by clause (ii)(c) of the definition of Change of Control.

                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Five-Year Notes resulting from a Change of Control.

                The Company and the Trustee shall perform their respective obligations specified in the Offer Document for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Five-Year Notes or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3 of the Indenture) money sufficient to pay the Purchase Price of all Five-Year Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Five-Year Notes so accepted together with an Officers' Certificate stating the Five-Year Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company if so acting) shall promptly mail or deliver to Holders of Five-Year Notes so accepted payment in an amount equal to the Purchase Price for each $1,000 of Five-Year Notes so accepted, and the Company shall promptly execute a new Five-Year Note or Five-Year Notes equal in principal amount to any unpurchased portion of the Five-Year Note surrendered as requested by the Holder, and the Guarantors shall promptly execute their Senior Guarantees to be endorsed thereon, and thereafter the Trustee shall promptly authenticate and mail or deliver to such Holders such new Five-Year Note or Five-Year Notes. Any Five-Year Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

                  (c) Changes in Covenants when Senior Notes rated Investment Grade.

                Following the first date upon which any issue of the Senior Notes are rated the following: (i) Baa3 or better by Moody's Investors Service, Inc. ("Moody's") and BB+ or better by Standard & Poor's Ratings Group ("S&P"); or (ii) BBB- or better by S&P and Ba1 or better by Moody's (a "Rating Event") (or, in any case, if such person ceases to rate the Senior Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), the covenants specifically listed under subsections 13(a), 13(d), 13(e), 13(f), 13(h) and 13(j) of this


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         Section 1.01 of this First Supplemental Indenture shall no longer be applicable to the Five-Year Notes.

                (d)      Limitation on Consolidated Debt.

                The Company shall not incur any Debt and shall not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

                Without regard to the foregoing limitations, the Company or any Restricted Subsidiary of the Company may Incur the following Debt:

                         (i) Debt under the Bank Agreement in an aggregate
                principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder;

                         (ii) Debt evidenced by the Senior Notes and the
                Guarantees;

                         (iii) Debt owed by the Company to any Restricted
                Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that in the event that either (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary or (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this Clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

                         (iv) Debt outstanding on the date of this First
                Supplemental Indenture;

                         (v) Debt incurred in connection with an acquisition,
                merger or consolidation transaction permitted under the provisions of the Indenture described under Section 7.1 of the Indenture (as superseded by subsection 15 of this Section 1.01 of this First Supplemental Indenture), which Debt (A) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger of consolidation with the Company or another Restricted Subsidiary) and was not issued in contemplation of such transaction or (B) is issued by the Company or a Restricted Subsidiary to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of this First Supplemental Indenture described under this Clause (v) and then outstanding does not exceed 5% of the Consolidated Total Assets of the Company at the time of such Incurrence;

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                         (vi) Debt consisting of Permitted Interest Rate or
                Currency Protection Agreements;

                         (vii) Debt Incurred to renew, extend, refinance or
                refund any outstanding Debt permitted in the preceding paragraph or in Clauses (i) through (v) above or Incurred pursuant to this clause (vii); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded); and

                         (viii) Debt not otherwise permitted to be Incurred
                pursuant to clauses (i) through (vii) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of this Clause
                (viii) and then outstanding, does not exceed 7.5% of the Consolidated Total Assets of the Company at the time of such Incurrence.

                (e) Limitation on Restricted Payments.

                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or any Restricted Subsidiary or to the holders thereof in their capacity as such (excluding any dividends or distributions (u) to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of the Company (other than Redeemable Interests), (v) dividends or distributions by a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary and (w) the payment of pro rata dividends by a Restricted Subsidiary to holders of both minority and majority interests in such Restricted Subsidiary),
         (ii) purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Restricted Subsidiary), (iii) make any Investment that is not a Permitted Investment or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company that is subordinate in right of payment to the Five-Year Notes (each of the transactions described in Clauses (i) through (iv) being a "Restricted Payment"), if:

                         (1) an Event of Default, or an event that with the
                lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

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                         (2) the Company would, at the time of such Restricted
                Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under subsection 13(d) of this Section 1.01 of this First Supplemental Indenture; or

                         (3) upon giving effect to such Restricted Payment, the
                aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses (ii), (iii), (iv), (v) and (vii) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of: (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the First Supplemental Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of the First Supplemental Indenture, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; (c) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of this First Supplemental Indenture from an Unrestricted Subsidiary of the Company; and (d) $300 million.

                The foregoing covenant shall not be violated by reason of

                         (i) the payment of any dividend within 60 days after
                declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

                         (ii) any refinancing or refunding of Debt permitted if
                such refinancing or refunding is permitted pursuant to clause
                (vii) of the second paragraph under subsection 13(d) of this
                Section 1.01 of this First Supplemental Indenture;

                         (iii) the purchase, redemption or other acquisition or
                retirement for value of any Debt or Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) of the foregoing paragraph of this subsection 13(e);

                         (iv) the repurchase, redemption, defeasance,
                retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of the Company.

                         (v) the Refinancing Transactions;

                         (vi) the repurchase of any subordinated Debt at a
                purchase price not greater than 101% of the principal amount of such subordinated Debt in the event of a Change of Control pursuant to a provision similar to the provision contained in subsection 13(b) of this Section 1.01 of this First Supplemental Indenture; provided that prior to such repurchase the Company has made the Change of Control Offer the ("Change of Control Offer") as provided in such covenant with respect to the Five-Year Notes and repurchased all Five-Year Notes validly tendered for repayment in connection with such Change of Control Offer;

                         (vii) the purchase or redemption of any Debt from Net
                Available Proceeds to the extent permitted under subsection 13(a) of this Section 1.01 of this First Supplemental Indenture; and

                         (viii) payments pursuant to the Intercompany
                Agreements.

                Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to such designation shall be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under this subsection 13(e) of this First Supplemental Indenture.

                (f) Limitations Concerning Distributions by Subsidiaries, Etc.

                The Company shall not, and shall not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect to its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction:
         (a) pursuant to the Senior Notes, the Indenture (including each of the First, Second and Third Supplemental Indentures), the Senior Guarantees or any other agreement in effect on the date of this First Supplemental Indenture, (b) pursuant to the Bank Agreement, including any Guarantees of or Liens securing the Debt Incurred thereunder, (c) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Subsidiary, (d) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement,
         (e) pursuant to customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business, (f) restrictions contained in any security agreement (including a capital lease) securing Debt permitted to be Incurred under the Indenture that impose restrictions of the nature described in Clause (iii) above on the property subject to the Lien of such security agreement, (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in Clause (a), (b) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors; or
         (h) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

                (g)      Limitation on Liens.

                Allied shall not, and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure Debt of Allied, the Company or any of its Restricted Subsidiaries.

                (h) Limitation on Transactions with Affiliates and Related Persons.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, either (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (i) $5,000,000 outstanding in the aggregate at any time and (ii) $2,000,000 to any one employee) and consistent with the past practice of the Company or such Restricted Subsidiary; (b) loans by the Company and its Restricted Subsidiaries to employees of Allied or any of its Subsidiaries in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of (i) the Company from the Company or (ii) Allied from Allied if and to the extent that Allied utilizes the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company; (c) transactions between or among the Company and/or its Restricted Subsidiaries; (d) payments of customary fees by the Company or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith; (e) any agreement as in effect on the date of this First Supplemental Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the Five-Year Notes in any material respect) or any transaction contemplated thereby; (f) payments and transactions in connection with the Tender Offers, and the payment of the fees and expenses with respect thereto; and (g) Restricted Payments that are permitted by the provisions of subsection 13(e) of this Section 1.01 of this First Supplemental Indenture.

                (i) Provision of Financial Information.

                Whether or not Allied is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) shall file with the Commission the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) filed with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the Commission pursuant to such
         Section 13(a) or 15(d) or any successor provisions thereto if the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) were required to comply with such Sections and
         (b) if filing such documents by the Company (or Allied for so long as the Company is a Wholly-Owned Subsidiary of Allied) with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

                (j) Unrestricted Subsidiaries.

                The Company at any time may designate any Person that is a Subsidiary, or after the date of this First Supplemental Indenture becomes a Subsidiary, of the Company as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person shall be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary shall be a Restricted Subsidiary.

                Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

                         (i) in the case of any change in status of a Restricted
                Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change would violate the provisions of subsection 13(e) of this Section 1.01 of this First Supplemental Indenture; or

                         (ii) such change or other event would otherwise result
                (after the giving of notice or the lapse of time, or both) in an Event of Default.

                In addition and notwithstanding the foregoing, no Restricted Subsidiary of the Company may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

                         (i) such Subsidiary (A) has outstanding Debt that is
                Unpermitted Debt (as defined below) or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries; or

                         (ii) the Company or any other Restricted Subsidiary (A)
                provides credit support for, or a Guaranty of, any debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable on any Debt of such Subsidiary. Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which the Company would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the preceding paragraph.

                "Unpermitted Debt" means any Debt of a Subsidiary of the Company if (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Restricted Subsidiary or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its other Restricted Subsidiaries.

                Each Person that is or becomes a Subsidiary of the Company shall be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary.

         (14) (a) In addition to the Events of Default set forth in Section 5.1 of the Indenture, the Five-Year Notes shall include the following additional Event of Default designated as clause (j) of such Section, which shall be deemed an Event of Default under Section 5.1 of the Indenture:

                "(j) failure to perform or comply with the provisions of Section
         7.1 of the Indenture (as superseded by subsection 15 of Section 1.01 hereof) or the provisions of subsections 13(a) and 13(b) of this
         Section 1.01 of this First Supplemental Indenture "

                (b) In addition, Section 5.1 of the Indenture is further supplemented by adding the following paragraph thereto:

                "If an Event of Default occurs at any time by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Five-Year Notes pursuant to Article 11 of the Indenture and paragraph 5(b) of the Five-Year Notes, then, upon acceleration of the Five-Year Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Five-Year Notes to the contrary notwithstanding."

         (15) Section 7.1 of the Indenture is hereby superseded by the following in respect of the Five-Year Notes:

         The Company (i) may not consolidate with or merge into any Person; (ii) may not permit any Person other than a Restricted Subsidiary to consolidate with or merge into the Company; and (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; unless, in each case of (i), (ii) and
(iii) above:

                (1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction (or series) as having been incurred by the Company of such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

                (2) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the Company's obligations under the Indenture;

                (3) if such transaction (or series) occurs prior to the occurrence of a Rating Event Date, either (x) the Company or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under subsection 13(d) of Section 1.01 hereof or
         (y) the Consolidated EBITDA Coverage Ratio of the Company or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series);

                (4) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary of the Company would become subject to a Lien prohibited by subsection 13(g) of this Section 1.01, the Company or the successor entity will have secured the Five-Year Notes as required by such covenant; and

                (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture.

                The Company shall deliver to the Trustee prior to the proposed consolidation, merger, sale, transfer, lease or other disposition an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed consolidation, merger, sale, transfer, lease or other disposition and such supplemental indenture comply with this First Supplemental Indenture and that all conditions precedent to the consummation of such transaction under this Section 7.1 have been met."

         (16) Section 8.1 of the Indenture is hereby supplemented by adding the following as subsection (m) thereof in respect of the Five-Year Notes:

                "(m) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this First Supplemental Indenture as of the date hereof";

         (17) Section 15.4 of the Indenture is hereby supplemented to include the following as clause (d) of such Section in respect of the Five-Year Notes:

                "(d) In the event that any Subsidiary Guarantor ceases to be a guarantor under, or to pledge any of its assets to secure obligations under, the Bank Agreement, such Guarantor shall be released from all of its obligations under its Senior Guarantee endorsed on the Securities and under this Article 15."

         (18) The Five-Year Notes shall not be issuable as Bearer Securities.

         (19) Interest on any Five-Year Note shall be payable only to the Person in whose name that Five-Year Note (or one or more predecessor Five-Year Notes thereof) is registered at the close of business on the Regular Record Date for such interest.

         (20) Article 4 of the Indenture shall be applicable to the Five-Year Notes.

         (21) The Five-Year Notes shall not be issuable in definitive form except under the circumstances described in Section 2.1 of the Indenture.

         (22) The Five-Year Notes shall not be subordinated to any other debt of the Company, and shall constitute senior unsecured obligations of the Company.

         (23) For all purposes, the Series A Five-Year Notes and the Series B Five-Year Notes shall be treated as one series of Securities under the Indenture.

         SECTION 1.02. FORMS.

         (1) Attached hereto as Exhibit A is a true and correct copy of the Form of Five-Year Note representing the Company's Five-Year Notes.

         (2) Attached hereto as Exhibit B is a true and correct copy of a specimen certificate of transfer.


         (3) Attached hereto as Exhibit C is a true and correct copy of a specimen certificate of exchange.

         (4) Attached hereto as Exhibit D is a true and correct copy of a specimen certificate form acquiring institutional accredited investor.

         (5) The form of Senior Guarantee shall be as set forth in Section 2.3 of the Indenture.

                                   ARTICLE II.
                              TRANSFER AND EXCHANGE

         Section 2.01. GENERAL. Sections 2.4, 3.2 and 3.3 of the Indenture are hereby supplemented as follows:

         (a) General. The Five-Year Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Five-Year Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Five-Year Note shall be dated the date of its authentication. The Five-Year Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Five-Year Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Five-Year Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

         (b) Global Notes. Five-Year Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Five-Year Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Five-Year Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Five-Year Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Five-Year Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Five-Year Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 of this First Supplemental Indenture.

         (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Cedel Bank.

         Section 2.02. REGISTRATION, TRANSFER AND EXCHANGE. Section 3.5 of the Indenture is hereby modified and superseded in its entirety as follows in respect of the Five-Year Notes:

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the

Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default under the Indenture with respect to the Senior Notes. Upon the occurrence of either of the preceding events in (i),
(ii) or (iii) above, Definitive Notes shall be issued in such names as the Participants and Indirect Participants and the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.4 of the Indenture. Every Five-Year Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Section 3.6 or 3.4 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Five-Year Note other than as provided in this Section 2.02(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.02(b), (c) or (f) of this First Supplemental Indenture.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this First Supplemental Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser.) Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.02(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.02(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.02(f) of this First Supplemental Indenture, the requirements of this Section 2.02(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this First Supplemental Indenture and the Five-Year Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(h) of this First Supplemental Indenture.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.02(b)(ii) above and the Registrar receives the following:

                         (A) if the transferee will take delivery in the form of
                a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                         (B) if the transferee will take delivery in the form of
                a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                         (C) if the transferee will take delivery in the form of
                a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.02(b)(ii) above and:

                         (A) such exchange or transfer is effected pursuant to
                the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to a Shelf
                Registration Statement in accordance with the applicable Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
                pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                                 (1) if the Holder of such beneficial interest
                         in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                 (2) if the Holder of such beneficial interest
                         in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this First Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the Holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                         (B) if such beneficial interest is being transferred to
                a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                         (C) if such beneficial interest is being transferred to
                a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                         (D) if such beneficial interest is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such beneficial interest is being transferred to
                an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                         (F) if such beneficial interest is being transferred to
                the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                         (G) if such beneficial interest is being transferred
                pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this First Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Five-Year Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.02(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                         (A) such exchange or transfer is effected pursuant to
                an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to a Shelf
                Registration Statement in accordance with the applicable Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
                pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                                 (1) if the Holder of such beneficial interest
                         in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                 (2) if the Holder of such beneficial interest
                         in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this First Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(ii) of this First Supplemental Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(h) of this First Supplemental Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the

         Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Five-Year Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Five-Year Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the Holder of such Restricted Definitive Note
                proposes to exchange such Five-Year Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                         (B) if such Restricted Definitive Note is being
                transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                         (C) if such Restricted Definitive Note is being
                transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                         (D) if such Restricted Definitive Note is being
                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such Restricted Definitive Note is being
                transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                         (F) if such Restricted Definitive Note is being
                transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                         (G) if such Restricted Definitive Note is being
                transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Five-Year Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                         (A) such exchange or transfer is effected pursuant to
                the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
                (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to a Shelf
                Registration Statement in accordance with the applicable Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
                pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                                 (1) if the Holder of such Definitive Notes
                         proposes to exchange such Five-Year Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                 (2) if the Holder of such Definitive Notes
                         proposes to transfer such Five-Year Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this First Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.02(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Five-Year Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.02(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(e).

                (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                         (A) if the transfer will be made pursuant to Rule 144A
                under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                         (B) if the transfer will be made pursuant to Rule 903
                or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                         (C) if the transfer will be made pursuant to any other
                exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                         (A) such exchange or transfer is effected pursuant to
                an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) any such transfer is effected pursuant to a Shelf
                Registration Statement in accordance with the applicable Registration Rights Agreement;

                         (C) any such transfer is effected by a Broker-Dealer
                pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                                 (1) if the Holder of such Restricted Definitive
                         Notes proposes to exchange such Five-Year Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                 (2) if the Holder of such Restricted Definitive
                         Notes proposes to transfer such Five-Year Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this First Supplemental Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Five-Year Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 3.3, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrently with the issuance of such Five-Year Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this First Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.

                (i) Private Placement Legend.

                         (A) Except as permitted by subparagraph (B) below, each
                Global Note and each Definitive Note (and all Five-Year Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                         "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED
                UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                                 (1) REPRESENTS THAT (A) IT IS A "QUALIFIED
                         INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS
                         NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

                                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE
                         TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF

                         COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON
                         TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND
                "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                         (B) Notwithstanding the foregoing, any Global Note or
                Definitive Note issued pursuant to subparagraphs (b)(iv),
                (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                to this Section 2.02 (and all Five-Year Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED
                IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
                3.9 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a

Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Five-Year Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.4, 8.6 and 11.7 of the Indenture and subsections 13(a) and 13(b) of Section 1.01 of this First Supplemental Indenture).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Five-Year Note selected for redemption in whole or in part, except the unredeemed portion of any Five-Year Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Five-Year Notes during a period beginning at the opening of business 15 days before the day of any selection of Five-Year Notes for redemption under Section 11.3 of the Indenture and ending at the close of business on the day of selection,
         (B) to register the transfer of or to exchange any Five-Year Note so selected for redemption in whole or in part, except the unredeemed portion of any Five-Year Note being redeemed in part or (C) to register the transfer of or to exchange a Five-Year Note between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Five-Year Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Five-Year Note is registered as the absolute owner of such Five-Year Note for the purpose of receiving payment of principal of and interest on such Five-Year Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.3 of the Indenture.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

                                  ARTICLE III.
                                   DEFINITIONS

         Section 3.03. ADDITIONAL DEFINITIONS. In addition to the definitions set forth in Article I of the Indenture, the Five-Year Notes shall include the following additional definitions, which, in the event of a conflict with the definition of terms in the Indenture, shall control:

                "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Five-Year Notes sold in reliance on Rule 144A.

                "Acquired Business" means (a) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by the Company or a Subsidiary of the Company and
         (b) any assets constituting a discrete business or operating unit acquired on or after the date hereof by the Company or a Subsidiary of the Company.

                "Additional Notes" means up to $75 million aggregate principal amount of Five-Year Notes (other than the Initial Notes) issued under the Indenture, as supplemented by this First Supplemental Indenture, in accordance with Section 3.3 of the Indenture and subsection 13(d) of
         Section 1.01 of this First Supplemental Indenture, as part of the same series as the Initial Notes.

                  "Allied Insurance" means Reliant Insurance Company and Indemnity Corporation, a Vermont corporation and a Subsidiary of the Company.

                "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                "Asset Disposition" by any Person that is the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary or (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business or (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business, but excluding in each case in Clauses (i),
         (ii) and (iii), (x) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Article 7 of the Indenture (as superseded by subsection 15 of Section 1.01 hereof) of the Company and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions of subsection 13(e) of Section 1.01 of this First Supplemental Indenture.

                "Bank Agreement" means the Credit Agreement of the Company dated June 18, 1998, as amended, among the Company, Allied, certain lenders party thereto, Citibank, N.A., as Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, Credit Suisse First Boston and Goldman Sachs Credit Partners, L.P., as Co-Syndication Agents, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Agreement.

                "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

                "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                "Cash Equivalents" means (i) United States dollars, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year,
         (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million, (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in Clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of Clauses (i) through (iii) above, (vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above and (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days.

                "Cedel" means Cedel Bank, SA.

                "Common Stock" of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock or any other class of such Person.

                "Comparable Treasury Issue" means, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Five-Year Notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such Five-Year Notes on such date. "Independent Investment Banker" means Donaldson, Lufkin & Jenrette Securities Corporation or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                "Comparable Treasury Price" means, with respect to any Redemption Date (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day. (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period; plus (ii) Consolidated Income Tax Expense of such Person for such period; plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; plus (iv) the aggregate amount of letter of credit fees accrued during such period; plus (v) all non-cash or non-recurring charges during such period, including charges for costs related to acquisitions (it being understood that (x) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (y) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (y), the Company shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually or that exceed $10,000,000 in the aggregate in any fiscal year); plus (vi) all cash charges attributable to the execution, delivery and performance of the Indenture (including the First, Second and Third Supplemental Indentures) or the Bank Agreement; plus (vii) all non-recurring cash charges related to acquisitions and financings (including amendments thereto); and minus all non-cash non-recurring gains during such period (to the extent included in determining net operating income from such period); provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing (x) only to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in Clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

                "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period; plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause
         (ii)(A), minus (C) Consolidated Interest Expense of such Person with respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within Clause (ii)(A); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by the Company and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

                "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

                "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) the net amount due and payable (or minus the net amount receivable), with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement; (v) any Preferred Stock dividends declared and paid or payable in cash; and (v) any interest capitalized in accordance with generally accepted accounting principles.

                "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the first paragraph of subsection 13(e) of Section 1.01 of this First Supplemental Indenture the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction, (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (e) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (f) all extraordinary gains and extraordinary losses that involve a present or future cash payment, (g) all non-cash non-recurring charges during such period, including charges for acquisition related costs (it being understood that (A) non-cash recurring charges shall not include accruals for closure and post closure liabilities and (B) charges, other than charges for the accruals referred to in (A) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges) and
         (h) the tax effect of any of the items described in Clauses (a) through
         (g) above.

                "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such Person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

                "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

                "Continuing Directors" means, as of any date of determination with respect to any Person, any member of the Board of Directors of such Person who:

                         (1) was a member of such Board of Directors on the
                Issue Date; or

                         (2) was nominated for election or elected to such Board
                of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                "Custodian" means the Trustee, as custodian with respect to the Five-Year Notes in global form, or any successor entity thereto.

                "Definitive Note" means a certificated Five-Year Note registered in the name of the Holder thereof and issued in accordance with Section
         2.02 of this First Supplemental Indenture, substantially in the form of Exhibit A hereto except that such Five-Year Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                "Depositary" means, with respect to the Five-Year Notes issuable or issued in whole or in part in global form, the Person specified in
         Section 3.1(b) of the Indenture as the Depositary with respect to the Five-Year Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this First Supplemental Indenture.

                "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

                "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary of any asset of the Company or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of the Company and which in the aggregate with all other assets disposed of in Excepted Dispositions in any fiscal year does not exceed 5% of Consolidated Total Assets of the Company.

                "Exchange Notes" means the Five-Year Notes issued in the Exchange Offer pursuant to Section 2.02(f) of this First Supplemental Indenture.

                "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                "Five-Year Notes" has the meaning assigned to it in the preamble to this Indenture Supplement. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, as modified, supplemented and superseded by this First Supplemental Indenture.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                "Global Note Legend" means the legend set forth in Section 2.02(g)(ii), which is required to be placed on all Global Notes issued under this First Supplemental Indenture.

                "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with
         Section 2.01, 2.02(b)(iv), 2.02(d)(ii) or 2.02(f) of this First
         Supplemental Indenture.

                "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

                "Holder" means a Person in whose name a Five-Year Note is registered.

                "IAI Global Note" means a Global Note bearing the Private Placement Legend and held by an Institutional Accredited Investor.

                "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                "Initial Notes" means the first $225,000,000 aggregate principal amount of Five-Year Notes issued under this First Supplemental Indenture on the date hereof.

                "Initial Purchasers" means, with respect to the Five-Year Notes, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Credit Suisse First Boston

         Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated, CIBC Oppenheimer Corp. and Salomon Smith Barney Inc.

                "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                "Intercompany Agreements" means the Management Agreements between Allied and the Company dated November 15, 1996.

                "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

                "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

                "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Five-Year Notes for use by such Holders in connection with the Exchange Offer.

                "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                "Net Available Proceeds" from any Asset Disposition by any Person that is the Company or any Restricted Subsidiary means cash or readily marketable cash equivalent received (including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its

         Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and (iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

                "Non-U.S. Person" means a Person who is not a U.S. Person.

                "Offer Document" has the meaning specified in the definition of "Offer to Purchase."

                "Offer Expiration Date" has the meaning specified in the definition of "Offer to Purchase."

                "Offer to Purchase" means an offer, set forth in the Offer Document sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Five-Year Note Register on the date of the Offer Document, to purchase up to the principal amount of Five-Year Notes specified in such Offer Document at the purchase price (the "Purchase Price") specified in such Offer Document (as determined pursuant to this First Supplemental Indenture). Unless otherwise required by applicable law, the Offer Document shall specify the Offer Expiration Date of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document and the Purchase Date for the purchase of Five-Year Notes within five Business Days after the Offer Expiration Date. The Offer Document shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer Document shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" required to be filed with the Trustee pursuant to subsection 13(i) of Section 1.01 of this First Supplemental Indenture (which requirements may be satisfied by delivery of such documents together with the Offer Document), and (ii) any other information required by applicable law to be included therein. The Offer Document shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer Document shall also state:

                (1) the Section of this First Supplemental Indenture pursuant to which the Offer to Purchase is being made;

                (2) the Offer Expiration Date and the Purchase Date;

                (3) the aggregate principal amount of the Outstanding Five-Year Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined as required by this First Supplemental Indenture) (the "Purchase Amount");

                (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Five-Year Notes accepted for payment (as specified pursuant to this First Supplemental Indenture);

                (5) that the Holder may tender all or any portion of the Five-Year Notes registered in the name of such Holder and that any portion of a Five-Year Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                (6) the place or places where Five-Year Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                (7) that interest on any Five-Year Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                (8) that on the Purchase Date the purchase price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                (9) that each Holder electing to tender a Five-Year Note pursuant to the Offer to Purchase will be required to surrender such Five-Year Note at the place or places specified in the Offer Document prior to the close of business on the Offer Expiration Date (such Five-Year Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

                (10) that Holders will be entitled to withdraw all or any portion of Five-Year Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Five-Year Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                (11) that (a) if Five-Year Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Five-Year Notes and (b) if Five-Year Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Five-Year Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deem appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                (12) that in the case of any Holder whose Five-Year Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the

         Holder of such Five-Year Note without service charge, a new Five-Year Note or Five-Year Notes, of any authorized denomination as requested by such Holder, in an aggregate amount equal to and in exchange for the unpurchased portion of the Security so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the Offer Document for such Offer to Purchase.

                "pari passu" when used with respect to the ranking of any debt of any Person in relation to other Debt of such Person means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

                "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

                "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

                "Permitted Investment" means (i) Investments in the Company or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year, (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million, (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in Clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of Clauses (i) through (iii) above,
         (vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above, (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days, (ix) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business, (x) any Investment consisting of loans and advances to employees of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business, (xi) any Investment consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or Allied, in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of
         (i) the Company from the Company or (ii) Allied from Allied if Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments, (xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement, (xiii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (xiv) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, subsection 13(a) of Section 1.01 of this First Supplemental Indenture, (xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of the Company, and (xvi) other Investments in an aggregate amount not to exceed 15% of the Consolidated Total Assets of the Company outstanding at any time.

                "Permitted Liens" means (i) Liens securing indebtedness under the Bank Agreement that was permitted by the terms of the Indenture to be incurred or other Debt allowed to be incurred under clause (i) of subsection 13(d) of Section 1.01 of this First Supplemental Indenture;
         (ii) Liens incurred after the date of the indentures securing Debt of the Company that ranks pari passu in right of payment to the Five-Year Notes, if the Five-Year Notes are secured equally and ratably with such Debt; (iii) Liens in favor of the Company or any Restricted Subsidiary;
         (iv) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition; (vi) Liens existing on the date of the First Supplemental Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the Indenture; (ix) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings; (x) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation; (xi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary; (xii) any attachment or judgment Lien that does not constitute an Event of Default; (xiii) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders; (xiv) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation; (xv) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition; (xvi) Liens in favor of prior holders of leases on property acquired by the Company or of sublessors under leases on the Company property; (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xviii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the First Supplemental Indenture; provided that (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with subsection 13(d) of Section 1.01 of this First Supplemental Indenture (1) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject thereto and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item; (xix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xxi) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xxii) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements; (xxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries; (xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of
         Debt) and the Liens are not extended to any additional assets (other than proceeds and accessions); (xxv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xxvi) Liens on assets of Unrestricted

         Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries. This covenant does not authorize the incurrence of any Debt not otherwise permitted by subsection 13(d) of Section 1.01 of this First Supplemental Indenture.

                "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                "Private Placement Legend" means the legend set forth in Section 2.02(g)(i) to be placed on all Five-Year Notes issued under this First Supplemental Indenture except where otherwise permitted by the provisions of this First Supplemental Indenture.

                "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

                "Purchase Date" means a settlement for the purchase of Five-Year Notes within five Business Days after the Offer Expiration Date.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "Reference Treasury Dealer", means Donaldson, Lufkin & Jenrette Securities Corporation and its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                "Refinancing Transactions" means the application of the proceeds from the issuance and sale of the Five-Year Notes as described in the Offering Memorandum of the Company dated December 14, 1998 relating to the Senior Notes.

                "Registration Rights Agreement" means the Registration Rights Agreement for the Five-Year Notes, dated as of December 23, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                "Regulation S" means Regulation S promulgated under the Securities Act.

                "Regulation S Global Note" means a global Five-Year Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Five-Year Notes initially sold in reliance on Rule 903 of Regulation S.

                "Related Business" means a business substantially similar to the business engaged in by the Company and its Subsidiaries on the date of this First Supplemental Indenture.

                "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

                "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                "Rule 144" means Rule 144 promulgated under the Securities Act.

                "Rule 144A" means Rule 144A promulgated under the Securities
         Act.

                "Rule 903" means Rule 903 promulgated under the Securities Act.

                "Rule 904" means Rule 904 promulgated the Securities Act.

                "Second Supplemental Indenture" means a supplemental indenture, dated December 23, 1998, among the Company, the Guarantors and the Trustee, relating to $700,000,000 of the Company's 7 5/8 Senior Notes due 2006.

                "Senior Notes" means the Company's Five-Year Notes, its 7 5/8% Senior Notes due 2006 issued pursuant to the Company's Second Supplemental Indenture and the 7 7/8% Senior Notes due 2009 issued pursuant to the Third Supplemental Indenture.

                "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                "Special Interest" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                "Tender Offers" means the tender offers commenced by the Company on November 24, 1998 to purchase for cash all of its outstanding 10.25% Senior Subordinated Notes due 2006 and all of the outstanding 11.30% Senior Discount Notes due 2007 of Allied.

                "Third Supplemental Indenture" means a supplemental indenture, dated December 23, 1998, among the Company, the Guarantors and the Trustee, relating to $1,000,000,000 of the Company's 77/8 Senior Notes due 2009.

                "Treasury Yield" means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                "Unrestricted Global Note" means a permanent global Five-Year Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Five-Year Notes that do not bear the Private Placement Legend.

                "Unrestricted Subsidiary" means (i) Allied Insurance unless Allied Insurance shall have been designated a Restricted Subsidiary in accordance with the provisions of subsection (j) of Section 1.01 hereof, (ii) at any date, a Subsidiary of the Company that is an Unrestricted Subsidiary in accordance with the provisions of subsection 13(j) of Section 1.01 hereof and (iii) for any period, a Subsidiary of the Company that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of subsection 13(j) of
         Section 1.01 hereof provided that such term shall mean such Subsidiary only for such portion of such period.

                "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                                   ARTICLE IV.
                                  MISCELLANEOUS

         Section 4.01. Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

         Section 4.02. Confirmation of Indenture. The Indenture, as modified, supplemented and superseded by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. (References herein to the Indenture shall be deemed to be to the Indenture, as modified, supplemented and superseded by this First Supplemental Indenture).

         Section 4.03. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

         Section 4.04. Governing Law. This First Supplemental Indenture, the Indenture and the Five-Year Notes shall be governed by and construed in accordance with the law of the State of New York without giving effect to any provisions thereof relating to conflicts of law.

         Section 4.05. Separability. In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    ALLIED WASTE NORTH AMERICA, INC.


                                    By:   /s/ G. Thomas Rochford, Jr.
                                         --------------------------------
                                         Name:  G. Thomas Rochford, Jr.
                                         Title:    Treasurer


Attest:

/s/ Jenny Apker
----------------------------
Name:  Jenny Apker
Title:   Assistant Secretary


                                    ALLIED WASTE INDUSTRIES, INC.

                                    for purposes of Article 15 of the Indenture and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                                    By:/s/ G. Thomas Rochford, Jr.
                                       ------------------------------------
                                       Name:  G. Thomas Rochford, Jr.
                                       Title:    Treasurer


Attest:

/s/ illegible
-----------------------------
Name:
Title:

                                    Each of the Subsidiary Guarantors Listed on
                                    Schedule I hereto, as Guarantor of the
                                    Securities


                                    By*: /s/ G. Thomas Rochford, Jr.
                                        -----------------------------------
                                         Name:  G. Thomas Rochford, Jr.
                                         Title:    Treasurer


Attest*:

/s/ Jenny Apker
------------------------
Name:  Jenny Apker
Title:    Assistant Secretary


                                    U.S. BANK TRUST NATIONAL ASSOCIATION


                                    By:/s/ Richard H. Prokosch
                                       -------------------------------------
                                       Name: Richard H. Prokosch
                                       Title: Assistant Vice President


* Signing as duly authorized officer for each such Subsidiary Guarantor

                                                                       EXHIBIT A




                                 [Face of Note]


                                                         CUSIP/CINS ____________

                     7 3/8% SERIES A SENIOR NOTES DUE 2004

No. ______                                                    $____________

                        ALLIED WASTE NORTH AMERICA, INC.


promises to pay to Cede & Co.,

or registered assigns,

the principal sum of

Dollars on January 1, 2004.

Interest Payment Dates:  January 1 and July 1, commencing July 1, 1999

Record Dates:  December 15 and June 15

Dated:  December 23, 1998


                                    ALLIED WASTE NORTH AMERICA, INC.


                                    By: _____________________________________
                                        Name:
                                        Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee


By: _________________________________
            Authorized Signatory

                                                                       EXHIBIT A

                                 [Back of Note]

                     7 3/8% SERIES A SENIOR NOTES DUE 2004

         [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

         [Insert the Regulation S Note Legend, if applicable, pursuant to the provision of the Indenture]

         [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Allied Waste North America, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 7 3/8% per annum from the date hereof until maturity and shall pay the Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest semi-annually in arrears on January 1 and July 1 of each year beginning July 1, 1999, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.7(b) of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 10 Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying

                                                                       EXHIBIT A

Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 23, 1998, as amended by the First Supplemental Indenture dated as of December 23, 1998 (together, the "Indenture"), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $300.0 million in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to the final maturity of such Notes.

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, the Company may redeem Notes at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of
(i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER. The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

                                                                       EXHIBIT A

The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with subsections 13(a), 13(d) or 13(e) of Section 1.01 of the First Supplemental Indenture or Article 7 of the Indenture (as superseded by Subsection 15 of
Section 1.01 of the First Supplemental Indenture); (iv) failure by the Company for 60 days after notice to the Company or the Holders of at least 10% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture and the Notes; (v) default under certain other agreements relating to Debt of the Company which default results in the acceleration of such Debt prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries. If any Event of Default (other than an Event of Default of the type described in clause (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes of such issue may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                                                                       EXHIBIT A

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement relating to the Notes dated as of December 23, 1998, among the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


ALLIED WASTE NORTH AMERICA, INC.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, AZ  85260
Attention:  Treasurer

                                                                       EXHIBIT A

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             ----------------------------------
                                             (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:
    --------------------------

                                       Your Signature:
                                                      -------------------------
                                          (Sign exactly as your name appears on
                                             the face of this Note)


Signature Guarantee:
                    -------------------------------

                                                                       EXHIBIT A

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to subsection 13(a) or 13(b) of Section 1.01 of the First Supplemental Indenture, check the appropriate box below:

                           / / Subsection 13(a)         / / Subsection 13(b)

         If you want to elect to have only part of the Note purchased by the Company pursuant to subsection 13(a) or Section 13(b) of Section 1.01 of the First Supplemental Indenture, state the amount you elect to have purchased:

                                 $--------------


Date:
     ---------------------------

                                Your Signature:
                                               -------------------------------
                                (Sign exactly as your name appears on the
                                        face of this Note)

                                Tax Identification No.:
                                                       -----------------------

Signature Guarantee:
                    ------------------

                                                                       EXHIBIT A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                          Principal Amount of         Signature of
                           Amount of decrease    Amount of increase in     this Global Note           authorized officer
                           in Principal Amount    Principal Amount of       following such          of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note      decrease (or increase)         Custodian
    ----------------       -------------------      ----------------      ----------------------    -------------------



                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN  55101

         Re:  7 3/8% Senior Notes due 2004

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that First Supplemental Indenture, dated as of December 23, 1998 (collectively, the "Indenture"), between Allied Waste North America, Inc., as issuer (the "Company"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. / /CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. / /CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the

                                                                       EXHIBIT B

Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                                                                       EXHIBIT B

                  (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             ----------------------------------
                                              [Insert Name of Transferor]


                                             By:
                                                ------------------------------
                                                Name:
                                                Title:

Dated:
     --------------------------

                                                                       EXHIBIT B

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.     The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                (a)   / /      a beneficial interest in the:

                     (i)   / /    144A Global Note (CUSIP            ), or

                     (ii) / /     Regulation S Global Note (CUSIP         ), or

                     (iii) / /    IAI Global Note (CUSIP             ); or

                (b)  / /       a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                (a)   / /      a beneficial interest in the:

                     (i)  / /      144A Global Note (CUSIP            ), or

                     (ii) / /      Regulation S Global Note (CUSIP        ), or

                     (iii)/ /      IAI Global Note (CUSIP             ), or

                     (iv) / /      Unrestricted Global Note (CUSIP        ); or

                (b)  / /       a Restricted Definitive Note; or

                (c)  / /       an Unrestricted Definitive Note,

                in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN  55101

         Re:  7 3/8% Senior Notes due 2004

                                (CUSIP _________)

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that First Supplemental Indenture, dated as of December 23, 1998 (collectively, the "Indenture"), between Allied Waste North America, Inc., as issuer (the "Company"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

                (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                                                       EXHIBIT C

                (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

                (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                                                       EXHIBIT C
         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        --------------------------------------
                                             [Insert Name of Transferor]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

Dated:
     -------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop, Suite 100
Scottsdale, Arizona  85260

U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN  55101

         Re:  7 3/8% Senior Notes due 2004

         Reference is hereby made to the Indenture, dated as of December 23, 1998, as amended by that First Supplemental Indenture, dated as of December 23, 1998 (collectively, the "Indenture"), between Allied Waste North America, Inc., as issuer (the "Company"), and U.S. Bank Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

                (a)   / /      a beneficial interest in a Global Note, or

                (b)   / /      a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                                                       EXHIBIT D

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        --------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

Dated:
     --------------------

                                   SCHEDULE I

                              Subsidiary Guarantors
                              ---------------------

NAME OF SUBSIDIARY GUARANTOR                            STATE OF ORGANIZATION
---------------------------------------------------- -------------------------
A-1 Service, Inc.                                         Iowa
Aaro Waste Paper Company                                  Michigan
AAWI, Inc.                                                Texas
Able Sanitation, Inc.                                     Michigan
Adrian Landfill, Inc.                                     Michigan
ADS, Inc.                                                 Oklahoma
ADS of Illinois, Inc.                                     Illinois
Affordable Dumpsters, Inc                                 Illinois
Alabama Recycling Services, Inc.                          Alabama
Alaska Street Associates, Inc.                            Washington
Allied Acquisition Pennsylvania, Inc.                     Pennsylvania
Allied Acquisition Two, Inc.                              Massachusetts
Allied Cartage, Inc.                                      Massachusetts
Allied Gas Recovery Systems, L.L.C.                       Delaware
Allied Nova Scotia, Inc.                                  Delaware
Allied Services, LLC                                      Delaware
Allied Waste Company, Inc.                                Delaware
Allied Waste Industries (Arizona), Inc.                   Arizona
Allied Waste Industries of New York, Inc.                 New York
Allied Waste Landfill Holdings, Inc.                      Delaware
Allied Waste of California, Inc.                          California
Allied Waste of Long Island, Inc.                         New York
Allied Waste of New Jersey, LLC                           Delaware
Allied Waste Rural Sanitation, Inc.                       Delaware
Allied Waste Services, Inc.                               Massachusetts
Allied Waste Systems, Inc.                                Delaware
Allied Waste Systems, Inc.                                Ohio
Allied Waste Systems Holdings, Inc.                       Delaware
Allied Waste Transportation, Inc.                         Delaware
Americal Co.                                              Michigan
American Disposal Services, Inc.                          Delaware
American Disposal Services of Illinois, Inc.              Delaware
American Disposal Services of Kansas, Inc.                Kansas
American Disposal Services of Missouri, Inc.              Oklahoma
American Disposal Services of New Jersey, Inc.            Delaware
American Disposal Services of West Virginia, Inc.         Delaware
American Disposal Transfer Services of Illinois, Inc.     Delaware
American Transfer Company, Inc.                           New York
Anderson Regional Landfill, LLC                           Delaware
Anson County Landfill NC, LLC                             Delaware

Apache Junction Landfill Corporation                      Arizona
Area Disposal, Inc.                                       Illinois
Autoshred, Inc.                                           Missouri
AWIN I Acquisition Corporation                            Delaware
AWIN Leasing Company, Inc.                                Delaware
AWIN Management, Inc.                                     Delaware
B & L Waste Handling, Inc.                                Rhode Island
Bellville Landfill, Inc.                                  Missouri
Better Disposal Services, Inc.                            Nebraska
Borrego Landfill, Inc.                                    California
Bowers Phase II, Inc.                                     Ohio
Brickyard Disposal & Recycling, Inc.                      Illinois
Bridgeton Landfill, LLC                                   Delaware
Brunswick Waste Management Facility, LLC                  Delaware
Butler County Landfill, LLC                               Delaware
Camelot Landfill TX, LP                                   Delaware
CC Landfill, Inc.                                         Delaware
CCAI, Inc.                                                Washington
CDF Consolidated Corporation                              Illinois
Celina Landfill, Inc.                                     Ohio
Central Sanitary Landfill, Inc.                           Michigan
Chambers Development of North Carolina, Inc.              North Carolina
Champion Recycling, Inc.                                  New York
Charter Evaporation Resource Recovery Systems             California
Cherokee Run Landfill, Inc.                               Ohio
Chicago Disposal, Inc.                                    Illinois
Citizens Disposal, Inc.                                   Michigan
City-Star Services, Inc.                                  Michigan
Clarkston Disposal, Inc.                                  Michigan
Clinton Disposal Co.                                      Iowa
Community Refuse Disposal, Inc.                           Nebraska
Consolidated Processing, Inc.                             Illinois
Container Service, Inc.                                   Missouri
County Disposal, Inc.                                     Delaware
County Disposal (Ohio), Inc.                              Delaware
County Landfill, Inc.                                     Delaware
County Line Landfill Partnership                          Indiana
Cousins Carting Corp.                                     New York
Crow Landfill TX, LLC                                     Delaware
Crow Landfill TX, L.P.                                    Delaware
CRX, Inc.                                                 Nevada
D & D Garage Services, Inc.                               Illinois
D & L Disposal, L.L.C.                                    Delaware
Delta Container Corporation                               California
Delta Paper Stock Co.                                     California

Denver Regional Landfill, Inc.                            Colorado
Dinverno, Inc.                                            Michigan
Dinverno Recycling, Inc.                                  Michigan
Dopheide Sanitary Service, Inc.                           Nebraska
Draw Acquisition Company Eighteen                         Delaware
Draw Acquisition Company Twenty Two                       Delaware
Draw Acquisition Company Twenty Three                     Delaware
Draw Enterprises II, Inc.                                 Illinois
Draw Enterprises Real Estate, Inc.                        Illinois
Draw Enterprises Real Estate, L.P.                        Illinois
Duncan Disposal Service, Inc.                             Michigan
Eagle Industries Leasing, Inc.                            Michigan
East Coast Waste Systems, Inc.                            Massachusetts
ECDC Environmental of Humbolt County, Inc.                Delaware
ECDC Environmental, L.C.                                  Utah
ECDC Holdings, Inc.                                       Delaware
Ellis County Landfill TX, LLC                             Delaware
Ellis County Landfill TX, L.P.                            Delaware
Ellis Scott Landfill MO, LLC                              Delaware
Elmhurst Disposal Company                                 Illinois
Enviro Carting Inc.                                       New York
Environmental Development Corporation                     Delaware
Environmental Reclamation Company                         Illinois
Enviro Recycling, Inc.                                    New York
Envotech-Illinois, L.L.C.                                 Delaware
Environtech, Inc.                                         Delaware
Evergreen Scavenger Service, Inc.                         Delaware
Evergreen Scavenger Service, L.L.C.                       Delaware
Fred B. Barbara Trucking Co., Inc.                        Illinois
Fort Worth Landfill TX, LP                                Delaware
Forward, Inc.                                             California
G. Van Dyken Disposal Inc.                                Michigan
Garofalo Brothers, Inc.                                   New Jersey
Garofalo Recycling and Transfer Station Co., Inc.         New Jersey
Gary Recycling Services, Inc.                             Indiana
General Refuse Rolloff Corp.                              Delaware
Georgia Recycling Services, Inc.                          Delaware
Golden Eagle Disposals, Inc.                              New York
Golden Waste Disposal, Inc.                               Georgia
Great Lakes Disposal Services, Inc.                       Delaware
Great Midwestern Recovery Systems, Inc.                   Illinois
Great Plains Landfill OK, LLC                             Delaware
Harland's Sanitary Landfill, Inc.                         Michigan
Hawkeye Disposal Services, Inc.                           Iowa
Illiana Disposal Partnership                              Indiana

Illinois Bulk Handlers, Inc.                              Illinois
Illinois Landfill, Inc.                                   Illinois
Illinois Recycling Services, Inc.                         Illinois
Independent Trucking Company                              California
Indiana Recycling Service, Incorporated                   Indiana
Industrial Services of Illinois, Inc.                     Illinois
Ingrum Waste Disposal, Inc.                               Illinois
Jefferson City Landfill, LLC                              Delaware
Joe Di Rese & Sons, Inc.                                  New Jersey
Key Waste Indiana Partnership                             Indiana
Laidlaw Waste Systems (Dallas) Inc.                       Delaware
Laidlaw Waste Systems (Kansas City) Inc.                  Missouri
Laidlaw Waste Systems (Texas) Inc.                        Texas
Lake Shore Distributions, Inc.                            Illinois
Lathrop Sunrise Sanitation Corporation                    California
Lee County Landfill SC, LLC                               Delaware
Lee County Landfill, Inc.                                 Illinois
Lemons Landfill, LLC                                      Delaware
Liberty Waste Holdings, Inc.                              Delaware
Liberty Waste Services Limited, L.L.C.                    Delaware
Liberty Waste Services of Illinois, L.L.C.                Illinois
Liberty Waste Services of McCook, L.L.C.                  Delaware
Loop Express, Inc.                                        Illinois
Loop Recycling, Inc.                                      Illinois
Loop Transfer, Incorporated                               Illinois
Louis Pinto & Son, Inc., Sanitation Contractors           New Jersey
Manumit of Florida, Inc.                                  Florida
Mars Road TX, LP                                          Delaware
MCM Sanitation, Inc.                                      New York
Medical Disposal Services, Inc.                           Illinois
Mesquite Landfill TX, LP                                  Delaware
Metropolitan Disposal, Inc.                               Massachusetts
Mississippi Waste Paper Company                           Mississippi
MJS Associates, Inc.                                      Washington
Monarch Disposal, Inc.                                    Illinois
NationsWaste, Inc.                                        Delaware
Newton County Landfill Partnership                        Indiana
Nimishillen Industrial Park, Inc.                         Ohio
Northeast Landfill, LLC                                   Delaware
Northeast Sanitary Landfill, Inc.                         South Carolina
Northwest Recycling, Inc.                                 Illinois
Oakland Heights Development, Inc.                         Michigan
Oklahoma City Landfill, LLC                               Oklahoma
Oklahoma Refuse, Inc.                                     Oklahoma
Organized Sanitary Collectors and Recyclers, Inc.         Nebraska

Oscar's Collection System of Fremont, Inc.                Nebraska
Otay Landfill, Inc.                                       California
Ottawa County Landfill, Inc.                              Delaware
Packerton Land Company, L.L.C.                            Delaware
Packman, Inc.                                             Kansas
Palomar Transfer Station, Inc.                            California
Paper Fibers, Inc.                                        Washington
Paper Fibres Company                                      Washington
Pinal County Landfill Corporation                         Arizona
Pinecrest Landfill OK, LLC                                Delaware
Pine Hill Farms Landfill TX, LP                           Delaware
Pittsburg County Landfill, Inc.                           Oklahoma
Pleasant Oaks Landfill TX, LP                             Delaware
Price & Sons Recycling Company                            Georgia
R. 18, Inc.                                               Illinois
Rabanco Intermodal/B.C., Inc.                             Washington
Rabanco, Ltd.                                             Washington
Rabanco Recycling, Inc.                                   Washington
Rabanco Regional Landfill Company                         Washington
Ramona Landfill, Inc.                                     California
RCS, Inc.                                                 Illinois
R.C. Miller Enterprises, Inc.                             Ohio
R.C. Miller Refuse Service, Inc.                          Ohio
Recycling Associates, Inc.                                New York
Reliable Rubbish Disposal, Inc.                           Massachusetts
Resource Recovery, Inc.                                   Kansas
Ridgeline Trucking, Inc.                                  Illinois
Ross Bros. Waste & Recycling Co.                          Ohio
Royal Holdings, Inc.                                      Michigan
Roxana Landfill, Inc.                                     Illinois
Rural Sanitation Service, Inc. of North Carolina          South Carolina
S & L, Inc.                                               Washington
S & S Environmental, Inc.                                 Michigan
S & S Recycling, Inc.                                     Georgia
San Marcos NCRRF, Inc.                                    California
Sanitary Disposal Services, Inc.                          Michigan
Sanitran, Inc.                                            New York
Saugus Disposal, Inc.                                     Massachusetts
Sauk Trail Development, Inc.                              Michigan
Selas Enterprises LTD                                     New York
Show-Me Landfill, LLC                                     Delaware
Shred-All Recycling, Inc.                                 Illinois
South Chicago Disposal, Inc. of Indiana                   Indiana
Southeast Landfill, LLC                                   Delaware
Southwest Waste, Inc.                                     Missouri

SSWI, Inc.                                                Washington
Standard Disposal Services, Inc.                          Michigan
Standard Disposal Services of Florida, Inc.               Florida
Standard Environmental Services, Inc.                     Michigan
Standard Waste, Inc.                                      Delaware
Stark Recycling Center, Inc.                              Ohio
Stewart Trash & Recycling Services, Inc.                  Missouri
Streator Area Landfill, Inc.                              Illinois
Suburban Transfer, Inc.                                   Illinois
Suburban Warehouse, Inc.                                  Illinois
Sunrise Sanitation Service, Inc.                          California
Sunset Disposal, Inc.                                     Kansas
Sunset Disposal Services, Inc.                            California
Sycamore Landfill, Inc.                                   California
Tates Transfer Systems, Inc.                              Missouri
T & G Container, Inc.                                     Indiana
Tom Luciano's Disposal Service, Inc.                      New Jersey
Top Disposal Service, Inc.                                Illinois
Tricil (N.Y.) Inc.                                        New York
Tri-State Recycling Services, Inc.                        Illinois
Tri-State Refuse Equipment Sales & Service, Inc.          Ohio
Turkey Creek Landfill TX, LP                              Delaware
Turnpike Leasing, Inc.                                    Massachusetts
United Waste Control Corp.                                Washington
United Waste Systems of Central Michigan, Inc.            Michigan
Upper Rock Island County Landfill, Inc.                   Illinois
USA Waste of Illinois, Inc.                               Illinois
Vining Disposal Service, Inc.                             Massachusetts
Vinnie Monte's Waste Systems, Inc.                        New York
Waste Associates, Inc.                                    Washington
Wastehaul, Inc.                                           Indiana
Waste Reclaiming Services, Inc.                           Illinois
Wayne County Landfill IL, Inc.                            Delaware
WJR Environmental, Inc.                                   Washington
Williams County Landfill, Inc.                            Ohio
World Sanitation Corporation                              New York